Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-3
(Form Type)
Global Water Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	(1)(2)	(3)	(3)	—	—
	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(3)	—	—
	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	$15,525,000(4)	0.00011020	$1,710.86(4)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	—		—			S-3	333-245722	9/8/2020	—
	Debt	Debt Securities	415(a)(6)	—		—			S-3	333-245722	9/8/2020	—
	Unallocated (Universal) Shelf	—	415(a)(6)	—		$84,475,000(4)			S-3	333-245722	9/8/2020	$10,964.86
	Total Offering Amounts					$100,000,000(4)		$1,710.86(4)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$1,710.86(4)
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered hereunder includes such indeterminable number of shares of common stock that may be offered or issued in connection with any stock split, stock dividend or similar transactions.
(2)There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. However, the registrant will not issue common stock pursuant to this prospectus that would result in the number of shares of common stock issued pursuant to this prospectus to constitute a majority of the Company’s outstanding common stock. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities that may be issued upon conversion, exchange or exercise of the securities offered hereby, for which the registrant may or may not receive additional separate consideration.
(3)The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.
(4)Pursuant to Rule 415(a)(6) under the Securities Act, the securities hereunder include the unsold securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-245722) originally filed on August 14, 2020 and declared effective on September 8, 2020 (the “Prior Registration Statement”). The Prior Registration Statement registered an aggregate of $100,000,000 of shares of common stock and debt securities for the offer and sale by the registrant, of which an aggregate of $84,475,000 remains unsold as of the date of filing of this registration statement (the “Unsold Securities”). The registrant was deemed to have paid a filing fee of $10,964.86 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The registrant is also registering an additional $15,525,000 of shares of common stock and debt securities on this registration statement for the offer and sale by the registrant (the “New Securities”). A filing fee of $1,710.86 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.